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                                                                 EXHIBIT (d)(16)

                                                        FORM OF OPTION AGREEMENT
                                             UNDER 1999 ACQUISITION RELATED PLAN
                                                    [NON-QUALIFIED STOCK OPTION]

                                 AUTOBYTEL INC.
                             A Delaware Corporation

   AUTOBYTEL.COM INC. 1999 EMPLOYEE AND ACQUISITION RELATED STOCK OPTION PLAN

                         EMPLOYEE STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

                                        I
                          NOTICE OF STOCK OPTION GRANT


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        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        DATE OF GRANT:                   ____________

        VESTING COMMENCEMENT DATE:       ____________

        EXERCISE PRICE PER SHARE:        ____________

        TOTAL NUMBER OF SHARES GRANTED:  ____________

        TOTAL EXERCISE PRICE:            ____________

        TYPE OF OPTION:                  NONSTATUTORY STOCK OPTION

        TERM/EXPIRATION DATE:            THE TENTH ANNIVERSARY OF THE DATE
                                         OF GRANT

A.  Vesting Schedule:

You may exercise this Option, in whole or in part, according to the following vesting schedule:

[INSERT ONE OF THE FOLLOWING PARAGRAPHS] -

Subject to Section II, Paragraphs D., E., F. and G. hereof, fifty percent (50%) shall vest and become exercisable as of the vesting commencement date and fifty percent (50%) shall vest and become exercisable twelve (12) calendar months after the applicable vesting commencement

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date. [THIS PARAGRAPH IS THE VESTING SCHEDULE FOR NEW OPTIONS ISSUED IN EXCHANGE
FOR UNVESTED OPTIONS]

OR

Subject to Section II, Paragraphs D., E., F. and G. hereof, sixty percent (60%) shall become vested and exercisable as of the vesting commencement date, and twenty percent (20%) shall vest and become exercisable twelve (12) calendar months after the date of grant, and twenty percent (20%) shall vest and become exercisable twenty-four (24) calendar months after the date of grant. [THIS PARAGRAPH IS THE VESTING SCHEDULE FOR NEW OPTIONS ISSUED IN EXCHANGE FOR VESTED OPTIONS]

B. Termination Period:

You may exercise this Option for ninety (90) days following your termination of employment with the Company or any subsidiary thereof, or for such longer period upon your death or Total and Permanent Disability as provided in the Plan. In no case may you exercise this Option after the Term/Expiration Date as provided above.

                                       II
                                    AGREEMENT

A. Grant of Option. Autobytel Inc., a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1999 Employee and Acquisition Related Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

B.    Exercise of Option.

      (1) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of the employment with the Company or any subsidiary thereof, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement.

      (2) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be


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            accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price. In the event the Company determines that it is required to withhold income tax as a result of the exercise of the Option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or other market upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

      (1)   cash;

      (2)   certified, bank cashier's, or teller's check;

      (3) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

      (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

D. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board.

E. Termination of Relationship. As of the date of the Optionee's termination of employment with the Company or any subsidiary thereof, Optionee may, to the extent otherwise so entitled at the date of such termination, exercise this Option for a period of ninety (90) days following the date of termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

F. Disability of Optionee. Notwithstanding the provisions of Paragraph E. above, in the event of termination of an Optionee's employment with the Company or any subsidiary thereof as a result of his or her Total and Permanent Disability, Optionee may, but only within six (6) months


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from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in Paragraph I. below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

G. Death of Optionee. In the event of termination of Optionee's employment or service with the Company or any subsidiary thereof as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Paragraph I. below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

H. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

I. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

J. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(1) Exercise of the Options. There may be a regular federal income tax liability and state income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(2) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal and state income tax purposes.

K. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified


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adversely to the Optionee's interest except by means of a writing signed by the
Company and Optionee. This Option Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

                                       Autobytel Inc.
                                       a Delaware corporation

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1999 EMPLOYEE AND ACQUISITION RELATED STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR ANY SUBSIDIARY THEREOF, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR ANY SUBSIDIARY'S THEREOF RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                                    OPTIONEE

Dated as of:
            ----------------        --------------------------------------------
                                    Name:
                                              ----------------------------------
                                    Address:
                                              ----------------------------------

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                                    EXHIBIT A

             1999 EMPLOYEE AND ACQUISITION RELATED STOCK OPTION PLAN
                                 EXERCISE NOTICE

AUTOBYTEL INC.
18872 MacArthur Boulevard
Irvine, CA 92612-1400

Attention: Secretary

1. Exercise of Option. Effective as of today, _______________________, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ___________ shares of the Common Stock (the "Shares") of Autobytel Inc. (the "Company") under and pursuant to the 1999 Employee and Acquisition Related Stock Option Plan (the "Plan") and the Employee Stock Option Agreement dated, _________________ (the "Option Agreement").

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 5.2 of the Plan.

4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the


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    committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

7. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                           Accepted by:

OPTIONEE:                               AUTOBYTEL INC.

By:                                     By:
    ---------------------------------      -------------------------------------
    Name:                               Title:
          ---------------------------          ---------------------------------
Address:                                Address:

                                        18872 MacArthur Boulevard
-----------------------------------     Irvine, CA 92612-1400

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